     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2002

                                                     REGISTRATION NO. 333-
                                                                      333-
                                                                      333-
                                                                      333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            DUKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

      DUKE ENERGY CORPORATION                   NORTH CAROLINA                         56-0205520
    DUKE ENERGY CAPITAL TRUST III                  DELAWARE                            52-2171524
    DUKE ENERGY CAPITAL TRUST IV                   DELAWARE                            52-2171526
    DUKE ENERGY CAPITAL TRUST V                    DELAWARE                            56-6575443
 (Exact name of each registrant as     (State or other jurisdiction of      (I.R.S. Employer Identification
             specified                          incorporation                            Nos.)
          in its charter)                      or organization)

                            526 SOUTH CHURCH STREET
                        CHARLOTTE, NORTH CAROLINA 28202
                                 (704) 594-6200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                   ROBERT P. BRACE                                   VINCENT PAGANO, JR., ESQ.
             EXECUTIVE VICE PRESIDENT AND                            SIMPSON THACHER & BARTLETT
               CHIEF FINANCIAL OFFICER                                  425 LEXINGTON AVENUE
               DUKE ENERGY CORPORATION                                NEW YORK, NEW YORK 10017
               526 SOUTH CHURCH STREET                                     (212) 455-2000
           CHARLOTTE, NORTH CAROLINA 28202
                    (704) 382-3400

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED            PROPOSED
                                                                       MAXIMUM OFFERING    MAXIMUM AGGREGATE       AMOUNT OF
             TITLE OF EACH CLASS OF                  AMOUNT TO BE       PRICE PER UNIT      OFFERING PRICE     REGISTRATION FEE
           SECURITIES TO BE REGISTERED               REGISTERED(1)         (1)(2)(3)         (1)(2)(3)(4)           (1)(4)
---------------------------------------------------------------------------------------------------------------------------------
Duke Energy Corporation Senior Notes.............                              $                   $                   $
Duke Energy Corporation Junior Subordinated
  Notes..........................................                              $                   $                   $
Duke Energy Corporation First and Refunding
  Mortgage Bonds.................................                              $                   $                   $
Duke Energy Corporation Common Stock, without par
  value(5).......................................                              $                   $                   $
Duke Energy Corporation Stock Purchase
  Contracts......................................                              $                   $                   $
Duke Energy Corporation Stock Purchase Units.....                              $                   $                   $
Duke Energy Capital Trust III Trust Preferred
  Securities.....................................                              $                   $                   $
Duke Energy Capital Trust IV Trust Preferred
  Securities.....................................                              $                   $                   $
Duke Energy Capital Trust V Trust Preferred
  Securities.....................................                              $                   $                   $
Duke Energy Corporation Guarantees with respect
  to Trust Preferred Securities of Duke Energy
  Capital Trust III, Duke Energy Capital Trust IV
  and Duke Energy Capital Trust V(6)(7)..........                              $                   $                   $
---------------------------------------------------------------------------------------------------------------------------------
Total............................................   $1,745,675,000           100%           $1,745,675,000         $160,602
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder such presently indeterminate number or principal amount of Senior Notes, Junior Subordinated Notes, First and Refunding Mortgage Bonds, shares of Common Stock, Stock Purchase Contracts and Stock Purchase Units of Duke Energy Corporation and such presently indeterminate number of Trust Preferred Securities of Duke Energy Capital Trust III, Duke Energy Capital Trust IV and Duke Energy Capital Trust V with an aggregate initial offering price, when combined with the same securities registered on Registration Statement No. 333-58820, not to exceed $2,000,000,000. Duke Energy Corporation Junior Subordinated Notes also may be issued to Duke Energy Capital Trust III, Duke Energy Capital Trust IV or Duke Energy Capital Trust V and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. An indeterminate number of shares of Common Stock may also be issued by Duke Energy Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units of Duke Energy Corporation. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Exclusive of accrued interest and distributions, if any.

(4) As permitted by Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to Registration Statement No. 333-58820 previously filed by Duke Energy Corporation as to which securities having an aggregate offering price of $254,325,000 remain unsold. The registration fee of $63,499 associated with such securities was previously paid. Accordingly, the registration fee consists of $160,602 paid herewith and the $63,499 previously paid. This registration statement shall act, upon effectiveness, as Post-Effective Amendment No. 1 to Registration Statement No. 333-58820.

(5) Includes Duke Energy Corporation Preference Stock Purchase Rights. Prior to the occurrence of certain events, purchase rights for Duke Energy Corporation Series A Participating Preference Stock will not be evidenced separately from the Duke Energy Corporation Common Stock.

(6) No separate consideration will be received for the Duke Energy Corporation Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect of the Duke Energy Corporation Guarantees.

(7) Includes the obligations of Duke Energy Corporation under the respective Trust Agreements, the Subordinated Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include the Corporation's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not completed and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale of these securities is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 3, 2002

PROSPECTUS

                                 $2,000,000,000

                            DUKE ENERGY CORPORATION

                                  Senior Notes
                           Junior Subordinated Notes
                       First and Refunding Mortgage Bonds
                                  Common Stock
                            Stock Purchase Contracts
                              Stock Purchase Units

                             ---------------------

                         DUKE ENERGY CAPITAL TRUST III

                          DUKE ENERGY CAPITAL TRUST IV

                          DUKE ENERGY CAPITAL TRUST V

                           Trust Preferred Securities
                 Guaranteed, to the extent described herein, by

                            DUKE ENERGY CORPORATION

                             ---------------------

     This prospectus contains summaries of the general terms of these securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

     The Common Stock of Duke Energy is listed on the New York Stock Exchange under the symbol "DUK."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   This prospectus is dated           , 2002.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Duke Energy, Duke Energy Capital Trust III, Duke Energy Capital Trust IV and Duke Energy Capital Trust V filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, Duke Energy may issue Senior Notes, Junior Subordinated Notes, First and Refunding Mortgage Bonds, Common Stock, Stock Purchase Contracts and Stock Purchase Units and the Trusts may issue Preferred Securities in one or more offerings up to a total dollar amount of $2,000,000,000.

     This prospectus provides general descriptions of the securities Duke Energy and the Trusts may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption "Where You Can Find More Information."

                            DUKE ENERGY CORPORATION

     Duke Energy, together with its subsidiaries, an integrated provider of energy and energy services, offers physical delivery and management of both electricity and natural gas throughout the United States and abroad. Duke Energy, together with its subsidiaries, provides these and other services through seven business segments:

     o Franchised Electric

     o Natural Gas Transmission

     o Field Services

     o North American Wholesale Energy

     o International Energy

     o Other Energy Services

     o Duke Ventures

     Franchised Electric generates, transmits, distributes and sells electricity in central and western North Carolina and western South Carolina. It conducts operations through Duke Power and Nantahala Power and Light. These electric operations are subject to the rules and regulations of the Federal Energy Regulatory Commission ("FERC"), the North Carolina Utilities Commission and the Public Service Commission of South Carolina.

     Throughout 2001, Natural Gas Transmission provided transportation and storage of natural gas for customers throughout North America, primarily in the Mid-Atlantic, New England and southeastern states. It conducted operations primarily through Duke Energy Gas Transmission Corporation. Through the acquisition of Westcoast Energy Inc. on March 14, 2002, Natural Gas Transmission added a significant network of mostly Canadian-based natural gas assets, including transmission pipeline, storage capacity and distribution systems. Interstate natural gas transmission and storage operations are subject to the FERC's rules and regulations.

     Field Services gathers, processes, transports, markets and stores natural gas and produces, transports, markets and stores natural gas liquids. It conducts operations primarily through Duke Energy Field Services, LLC, which is approximately 30% owned by Phillips Petroleum. Field Services operates gathering systems in western Canada and 11 contiguous states in the United States. Those systems serve major natural gas-producing regions in the Rocky Mountains, Permian Basin, Mid-Continent, East Texas-Austin Chalk-North Louisiana, and onshore and offshore Gulf Coast areas.

     North American Wholesale Energy develops, operates and manages merchant generation facilities and engages in commodity sales and services related to natural gas and electric power. North American Wholesale Energy conducts these operations primarily through Duke Energy North America, LLC and Duke Energy Trading and Marketing, LLC. Duke Energy Trading and Marketing is approximately 40% owned by Exxon Mobil Corporation. North American Wholesale Energy also includes Duke Energy Merchants Holdings, LLC, which develops new business lines in the evolving energy commodity markets other than natural gas and power. North American Wholesale Energy conducts business primarily through the United States and Canada.

     International Energy develops, operates and manages natural gas transportation and power generation facilities and engages in energy trading and marketing of natural gas and electric power. It conducts operations primarily through Duke Energy International, LLC and its activities target the Latin American, Asia-Pacific and European regions.

     Other Energy Services is a combination of businesses that provide engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc. Duke/Fluor Daniel is a 50/50 partnership between Duke Energy and Fluor Enterprises, Inc., a wholly owned subsidiary of Fluor Corporation. On January 31, 2002, Duke Energy announced the planned sale of Duke Engineering & Services to Framatome ANP, Inc. and on March 13, 2002, Duke Energy announced the planned sale of DukeSolutions to Ameresco, Inc.

     Duke Ventures is comprised of other diverse businesses, operating primarily through Crescent Resources, LLC, DukeNet Communications, LLC and Duke Capital Partners, LLC. Crescent Resources develops high-quality commercial, residential and multi-family real estate projects and manages land holdings primarily in the southeastern and southwestern United States. DukeNet Communications provides fiber optic networks for industrial, commercial and residential customers. Duke Capital Partners, a wholly owned merchant banking company, provides debt and equity capital and financial advisory services to the energy industry.

     The foregoing information about Duke Energy and its business segments is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy and its business segments, you should refer to the information described under the caption "Where You Can Find More Information."

     Duke Energy is a North Carolina corporation. Its principal executive offices are located at 526 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-6200).

                       Ratio of Earnings to Fixed Charges
                                  (unaudited)

                                                           YEAR ENDED DECEMBER 31,
                                                     -----------------------------------
                                                     1997(1)   1998   1999   2000   2001
                                                     -------   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges.................    4.0     4.5    2.7    3.6    3.8

     For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions, the interest component of rentals and preference security dividends of consolidated subsidiaries.
---------------

(1) Data reflects accounting for the stock-for-stock merger of Duke Energy and PanEnergy Corp on June 18, 1997 as a pooling of interests. As a result, the data gives effect to the merger as if it had occurred as of January 1, 1997.

                                USE OF PROCEEDS

     Unless Duke Energy states otherwise in the accompanying prospectus supplement, Duke Energy intends to use the net proceeds from the sale of any offered securities:

     o to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

     o to repay maturing securities;

     o to finance its ongoing construction program; or

     o for general corporate purposes.

     The proceeds from the sale of Preferred Securities by a Trust will be invested in Junior Subordinated Notes issued by Duke Energy. Except as Duke Energy may otherwise describe in the related prospectus supplement, Duke Energy expects to use the net proceeds from the sale of such Junior Subordinated Notes to the applicable Trust for the above purposes.

                                   THE TRUSTS

     Duke Energy formed each Trust as a statutory business trust under Delaware law. Each Trust's business is defined in a trust agreement executed by Duke Energy, as depositor, and Chase Manhattan Bank USA, National Association (formerly known as Chase Manhattan Bank Delaware). Each trust agreement will be amended when Preferred Securities are issued under it and will be in substantially the form filed as an exhibit to the registration statement, of which this prospectus is a part. An amended trust agreement is called a "Trust Agreement" in this prospectus.

     The Preferred Securities and the Common Securities of each Trust represent undivided beneficial interests in the assets of that Trust. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this prospectus.

     The trustees of each Trust will conduct that Trust's business and affairs. Duke Energy, as the holder of the Common Securities of each Trust, will appoint the trustees of that Trust. The trustees of each Trust will consist of:

     o two officers of Duke Energy as Administrative Trustees;

     o The JPMorgan Chase Bank as Property Trustee; and

     o Chase Manhattan Bank USA, National Association as Delaware Trustee.

     The prospectus supplement relating to the Preferred Securities of a Trust will provide further information concerning that Trust.

     No separate financial statements of any Trust are included in this prospectus. Duke Energy considers that such statements would not be material to holders of the Preferred Securities because no Trust has any independent operations and the sole purpose of each Trust is investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes. Duke Energy does not expect that any of the Trusts will be filing annual, quarterly or special reports with the SEC.

     The principal place of business of each Trust will be c/o Duke Energy Corporation, 526 South Church Street, Charlotte, North Carolina 28202, telephone
(704) 594-6200.

Accounting Treatment

     Each Trust will be treated as a subsidiary of Duke Energy for financial reporting purposes. Accordingly, Duke Energy's consolidated financial statements will include the accounts of each Trust. The Preferred Securities, along with other trust preferred securities that Duke Energy guarantees on an equivalent basis, will be presented as a separate line item in Duke Energy's consolidated balance sheets, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Notes of Duke Energy Corporation or Subsidiaries." Duke Energy will record distributions that each Trust pays on the Preferred Securities as an expense in its consolidated statement of income.

                        DESCRIPTION OF THE SENIOR NOTES

     Duke Energy will issue the Senior Notes in one or more series under its Senior Indenture dated as of September 1, 1998 between Duke Energy and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, as supplemented from time to time. The Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

     The Senior Notes are unsecured and unsubordinated obligations and will rank equally with all of Duke Energy's other unsecured and unsubordinated indebtedness. The First and Refunding Mortgage Bonds are effectively senior to the Senior Notes to the extent of the value of the properties securing them. As of December 31, 2001, there were approximately $790,000,000 in aggregate principal amount of First and Refunding Mortgage Bonds outstanding.

     Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, its ability to meet its obligations under the Senior Notes is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain of Duke

Energy's subsidiaries have incurred substantial amounts of debt in the expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

     The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

     The Senior Indenture does not limit the amount of Senior Notes that Duke Energy may issue under it. Duke Energy may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. The form of supplemental indenture to the Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

     The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

     The Senior Indenture does not protect the holders of Senior Notes if Duke Energy engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

     The prospectus supplement for a particular series of Senior Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. Those terms may include some or all of the following:

     o the title of the series;

     o the total principal amount of the Senior Notes of the series;

     o the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

     o the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

     o any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

     o whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

     o the place or places where payments will be made;

     o whether Duke Energy has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

     o any obligation that Duke Energy has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

     o whether the provisions described under "Defeasance and Covenant Defeasance" will not apply to the Senior Notes;

     o the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

     o if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

     o the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

     o whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

     o any changes in the events of default or covenants with respect to the Senior Notes;

     o any index or formula used for determining principal, premium or interest;

     o if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it; and

     o any other terms.

     Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Senior Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, transfers and exchanges of the Senior Notes may be made at JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001 or at any other office or agency maintained by Duke Energy for such purpose.

     The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement.

     Duke Energy may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

Global Securities

     Duke Energy may issue some or all of the Senior Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. Duke Energy will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

     As long as the securities depositary or its nominee is the registered holder of a global security representing Senior Notes, that person will be considered the sole owner and holder of the global security and the Senior Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

     o may not have the global security or any Senior Notes it represents registered in their names;

     o may not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for the global security; and

     o will not be considered the owners or holders of the global security or any Senior Notes it represents for any purposes under the Senior Notes or the Senior Indenture.

     Duke Energy will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Senior Notes is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of

Senior Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

     o the securities depositary, with respect to participants' interests; and

     o any participant, with respect to interests the participant holds on behalf of other persons.

     Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Senior Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

     o Duke Energy;

     o the Senior Indenture Trustee; or

     o an agent of either of them.

Redemption

     Provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem Senior Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those Senior Notes.

     Duke Energy will not be required to:

     o issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

     o register the transfer of or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

     The Senior Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Senior Indenture and the Senior Notes issued under it, and Duke Energy must deliver to the Senior Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Senior Indenture, and Duke Energy will be relieved of its obligations under the Senior Indenture and the Senior Notes.

Modification; Waiver

     Duke Energy may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series of Senior Notes that are affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

     o change the maturity date of the principal or any installment of principal or interest on that Senior Note;

     o reduce the principal amount, the interest rate or any premium payable upon redemption on that Senior Note;

     o reduce the amount of principal due and payable upon acceleration of maturity;

     o change the currency of payment of principal, premium or interest on that Senior Note;

     o impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

     o reduce the percentage in principal amount of Senior Notes of any series required to modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

     o with certain exceptions, modify the provisions of the Senior Indenture governing modifications of the Senior Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Senior Indenture for certain other purposes, without the consent of any holders of Senior Notes.

     The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Senior Indenture, including the covenant described under "Negative Pledge." The holders of a majority in principal amount of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Senior Note of the series affected.

Events of Default

     The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Duke Energy states otherwise in the applicable prospectus supplement:

     o failure to pay principal of or any premium on any Senior Note of that series when due;

     o failure to pay when due any interest on any Senior Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

     o failure to make any sinking fund payment when required for any Senior Note of that series that continues for 60 days;

     o failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Duke Energy written notice of the default; and

     o certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action.

     Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

     If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

     o Duke Energy has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee; and

     o all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

     The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

     The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

     Duke Energy is required to furnish each year to the Senior Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

     The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at Duke Energy's option:

     o by wire transfer to an account at a banking institution in the United States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

     o by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

     Unless Duke Energy states otherwise in the applicable prospectus supplement, the Senior Indenture Trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

     Any money that Duke Energy has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Negative Pledge

     While any of the Senior Notes remain outstanding, Duke Energy will not create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any of its property, whether owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Duke Energy, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

     The foregoing restriction does not apply with respect to, among other things:

     o purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Duke Energy acquired after the date of the Senior Indenture;

     o mortgages, liens, pledges, security interests or other encumbrances existing on any property at the time Duke Energy acquired it, including those which exist on any property of an entity with which Duke Energy is consolidated or merged or which transfers or leases all or substantially all of its properties to Duke Energy;

     o mortgages, liens, pledges, security interests or other encumbrances upon any property of Duke Energy that existed on the date of the initial issuance of the Senior Notes;

     o pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Duke Energy is a party;

     o liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

     o liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

     o liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

     o liens securing industrial revenue or pollution control bonds;

     o liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Duke Energy;

     o liens created in connection with, and created to secure, a non-recourse obligation;

     o Bonds issued or to be issued from time to time under Duke Energy's First and Refunding Mortgage, and the "permitted liens" specified in Duke Energy's First and Refunding Mortgage;

     o indebtedness which Duke Energy may issue in connection with its consolidation or merger with or into any other entity, which may be its affiliate, in exchange for or otherwise in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

     o indebtedness of any entity which Duke Energy is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Duke Energy is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

     o mortgages, liens, pledges, security interests or other encumbrances upon any property that Duke Energy acquired, constructed, developed or improved after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition -- or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later -- to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Duke Energy owns other than real property that is unimproved up to that time; and

     o the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, Duke Energy may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without Duke Energy equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Duke Energy that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Duke Energy's common stockholders' equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

Defeasance and Covenant Defeasance

     The Senior Indenture provides that Duke Energy may be:

     o discharged from its obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a "defeasance" in this prospectus; and

     o released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the covenant described under "Negative Pledge," as described in the Senior Indenture, such a release being called a "covenant defeasance" in this prospectus.

Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

     Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a covenant defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.

     Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

     Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

     JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) is the Senior Indenture Trustee and is also the trustee under Duke Energy's Subordinated Indenture and the trustee under Duke Energy's First and Refunding Mortgage. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

     The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     Duke Energy will issue the Junior Subordinated Notes in one or more series under its Subordinated Indenture dated as of December 1, 1997 between Duke Energy and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, as supplemented from time to time. The Subordinated Indenture is an exhibit to the registration statement, of which this prospectus is a part.

     The Junior Subordinated Notes are unsecured obligations of Duke Energy and are junior in right of payment to "Senior Indebtedness" of Duke Energy. You will find a description of the subordination provisions of the Junior Subordinated Notes, including a description of Senior Indebtedness of Duke Energy, under "Subordination."

     Duke Energy conducts its non-electric operations, and certain of its electric operations outside its service area in the Carolinas, through subsidiaries. Accordingly, its ability to meet its obligations under the Junior Subordinated Notes is partly dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain of Duke Energy's subsidiaries have incurred substantial amounts of debt in the expansion of their businesses and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

     The following description of the Junior Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

     The Subordinated Indenture does not limit the amount of Subordinated Notes, including Junior Subordinated Notes, that Duke Energy may issue under it. Duke Energy may issue Subordinated Notes, including Junior Subordinated Notes, from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. Two forms of supplemental indenture to the Subordinated Indenture (one with respect to Junior Subordinated Notes initially issued to a Trust and the other with respect to Junior Subordinated Notes initially issued to the public) are exhibits to the registration statement, of which this prospectus is a part.

     The Junior Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

     The Subordinated Indenture does not protect the holders of Junior Subordinated Notes if Duke Energy engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

     The prospectus supplement for a particular series of Junior Subordinated Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Junior Subordinated Notes to be offered will be issued. Those terms may include some or all of the following:

     o the title of the series;

     o the total principal amount of the Junior Subordinated Notes of the series;

     o the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

     o the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

     o any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

     o whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

     o the place or places where payments will be made;

     o whether Duke Energy has the option to redeem the Junior Subordinated Notes and, if so, the terms of its redemption option;

     o any obligation that Duke Energy has to redeem the Junior Subordinated Notes through a sinking fund or to purchase the Junior Subordinated Notes through a purchase fund or at the option of the holder;

     o whether the provisions described under "Defeasance and Covenant Defeasance" will not apply to the Junior Subordinated Notes;

     o the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

     o if payments may be made, at Duke Energy's election or at the holder's election, in a currency other than that in which the Junior Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

     o the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

     o whether the Junior Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

     o any changes in the events of default or covenants with respect to the Junior Subordinated Notes;

     o any index or formula used for determining principal, premium or interest;

     o if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

     o the subordination of the Junior Subordinated Notes to any other of Duke Energy's indebtedness, including other series of Subordinated Notes; and

     o any other terms.

     The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Preferred Securities of that Trust.

     Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Junior Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities, transfers and exchanges of the Junior Subordinated Notes may be made at JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001 or at any other office maintained by Duke Energy for such purpose.

     The Junior Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement.

     Duke Energy may offer and sell the Junior Subordinated Notes, including original issue discount Junior Subordinated Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Junior Subordinated Notes that are denominated in a currency other than U.S. dollars.

Global Securities

     Duke Energy may issue some or all of the Junior Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Energy will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

     As long as the securities depositary or its nominee is the registered holder of a global security representing Junior Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Junior Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

     o may not have the global security or any Junior Subordinated Notes it represents registered in their names;

     o may not receive or be entitled to receive physical delivery of certificated Junior Subordinated Notes in exchange for the global security; and

     o will not be considered the owners or holders of the global security or any Junior Subordinated Notes it represents for any purposes under the Junior Subordinated Notes or the Subordinated Indenture.

     Duke Energy will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Junior Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Junior Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

     o the securities depositary, with respect to participants' interests; and

     o any participant, with respect to interests the participant holds on behalf of other persons.

     Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Junior Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

     o Duke Energy;

     o the Subordinated Indenture Trustee;

     o the Trust (if the Junior Subordinated Notes are issued to a Trust); or

     o any agent of any of them.

Redemption

     Provisions relating to the redemption of Junior Subordinated Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem Junior Subordinated Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption.

     Duke Energy will not be required to:

     o issue, register the transfer of, or exchange any Junior Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

     o register the transfer of or exchange any Junior Subordinated Note of that series selected for redemption except the unredeemed portion of a Junior Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

     The Subordinated Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy's obligations under the Subordinated Indenture and the Subordinated Notes, including the Junior Subordinated Notes, and Duke Energy must deliver to the Subordinated Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Subordinated Indenture, and Duke Energy will be relieved of its obligations under the Subordinated Indenture and any Subordinated Notes, including the Junior Subordinated Notes.

Modification; Waiver

     Duke Energy may modify the Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Subordinated Notes of all series that are affected by the modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

     o change the maturity date of the principal or any installment of principal or interest on that Subordinated Note;

     o reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

     o reduce the amount of principal due and payable upon acceleration of maturity;

     o change the currency of payment of principal, premium or interest on that Subordinated Note;

     o impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

     o reduce the percentage in principal amount of Subordinated Notes of any series required to modify the Subordinated Indenture, waive compliance with certain restrictive provisions of the Subordinated Indenture or waive certain defaults; or

     o with certain exceptions, modify the provisions of the Subordinated Indenture governing modifications of the Subordinated Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Subordinated Indenture for certain other purposes, without the consent of any holders of Subordinated Notes, including Junior Subordinated Notes.

     The holders of a majority in principal amount of the outstanding Junior Subordinated Notes of any series may waive, for that series, Duke Energy's compliance with certain restrictive provisions of the Subordinated Indenture. The holders of a majority in principal amount of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

     Duke Energy may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

     The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Notes, unless Duke Energy states otherwise in the applicable prospectus supplement:

     o failure to pay principal of or any premium on any Junior Subordinated Note of that series when due;

     o failure to pay when due any interest on any Junior Subordinated Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of Junior Subordinated Notes that permit such deferrals;

     o failure to make any sinking fund payment when required for any Junior Subordinated Note of that series that continues for 60 days;

     o failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Junior Subordinated Notes of that series give Duke Energy written notice of the default; and

     o certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action.

     Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

     If an event of default with respect to Junior Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Junior Subordinated Notes of that series may declare the principal amount of all Junior Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

     o Duke Energy has paid or deposited with the Subordinated Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee; and

     o all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

     In the case of Junior Subordinated Notes issued to a Trust, a holder of Preferred Securities may institute a legal proceeding directly against Duke Energy, without first instituting a legal proceeding against the Property Trustee of the Trust by which those Preferred Securities were issued or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Junior Subordinated Notes of the related series on or after the due dates specified in those Junior Subordinated Notes.

     The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Junior Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities that it might incur as a result. The holders of a majority in principal amount of the outstanding Junior Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Junior Subordinated Notes. The Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

     The holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Junior Subordinated Note on its maturity date or redemption date and to enforce those payments.

     Duke Energy is required to furnish each year to the Subordinated Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

     The paying agent will pay the principal of any Junior Subordinated Notes only if those Junior Subordinated Notes are surrendered to it. The paying agent will pay interest on Junior Subordinated Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Junior Subordinated Notes that are not in global form at its office or, at Duke Energy's option:

     o by wire transfer to an account at a banking institution in the United States that is designated in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

     o by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Junior Subordinated Notes.

     Unless Duke Energy states otherwise in the applicable prospectus supplement, the Subordinated Indenture Trustee will act as paying agent for that series of Junior Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

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

     Any money that Duke Energy has paid to a paying agent for principal or interest on any Junior Subordinated Notes that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Defeasance and Covenant Defeasance

     The Subordinated Indenture provides that Duke Energy may be:

     o discharged from its obligations, with certain limited exceptions, with respect to any series of Junior Subordinated Notes, as described in the Subordinated Indenture, such a discharge being called a "defeasance" in this prospectus; and

     o released from its obligations under certain restrictive covenants especially established with respect to a series of Junior Subordinated Notes, as described in the Subordinated Indenture, such a release being called a "covenant defeasance" in this prospectus.

     Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Junior Subordinated Notes on the maturity dates of those payments or upon redemption. Following a defeasance, payment of the Junior Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.

     Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Junior Subordinated Notes in which holders of those Junior Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

     Junior Subordinated Notes issued to a Trust will not be subject to covenant defeasance.

Subordination

     Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

     o Duke Energy makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

     o a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

     o the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on the Senior Indebtedness, or Duke Energy will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes.

     "Senior Indebtedness" means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

     o all of Duke Energy's indebtedness that is evidenced by notes, debentures, bonds or other securities Duke Energy sells for money or other obligations for money borrowed;

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

     o all indebtedness of others of the kinds described in the preceding category which Duke Energy has assumed or guaranteed or which Duke Energy has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

     o all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

     Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

     Future series of Subordinated Notes that are not Junior Subordinated Notes may rank senior to outstanding series of Junior Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

     The Subordinated Indenture does not limit the amount of Senior Indebtedness that Duke Energy may issue. As of December 31, 2001, Duke Energy's Senior Indebtedness totaled approximately $3,300,000,000.

Concerning the Subordinated Indenture Trustee

     JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) is the Subordinated Indenture Trustee and is also the Senior Indenture Trustee and the trustee under Duke Energy's First and Refunding Mortgage. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

     The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

             DESCRIPTION OF THE FIRST AND REFUNDING MORTGAGE BONDS

     Duke Energy will issue the First and Refunding Mortgage Bonds in one or more series under its First and Refunding Mortgage, dated as of December 1, 1927, to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, as supplemented and amended. The First and Refunding Mortgage is sometimes called the "Mortgage" and the First and Refunding Mortgage Bonds are sometimes called the "Bonds" in this prospectus. The trustee under the Mortgage is sometimes called the "Bond Trustee" in this prospectus. The Mortgage is an exhibit to the registration statement, of which this prospectus is a part.

     The following description of the Bonds is only a summary and is not intended to be comprehensive. For additional information you should refer to the Mortgage.

General

     The amount of Bonds that Duke Energy may issue under the Mortgage is unlimited. Duke Energy's Board of Directors will determine the terms of each series of Bonds, including denominations, maturity, interest rate and payment terms and whether the series will have redemption or sinking fund provisions.

     Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the Bonds only in fully registered form without coupons and there will be no service charge for any transfers and exchanges of the Bonds. Duke Energy may, however, require payment to cover any stamp tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Bonds may be made at JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001 or at any other office maintained by Duke Energy for such purpose.

     The Bonds will be issuable in denominations of $1,000 and multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement. The Bonds will be exchangeable for an equivalent principal amount of Bonds of other authorized denominations of the same series.

     The prospectus supplement for a particular series of Bonds will describe the maturity, interest rate and payment terms of those Bonds and any relevant redemption or sinking fund provisions.

Security

     The Mortgage creates a continuing lien to secure the payment of principal and interest on the Bonds. All the Bonds are equally and ratably secured without preference, priority or distinction. The lien of the Mortgage covers substantially all of Duke Energy's properties, real, personal and mixed, and Duke Energy's franchises, including properties acquired after the date of the Mortgage, with certain exceptions. Those exceptions include cash, accounts receivable, inventories of materials and supplies, merchandise held for sale, securities that Duke Energy holds, certain after-acquired property not useful in Duke Energy's electric business, certain after-acquired franchises and certain after-acquired non-electric properties.

     The lien of the Mortgage is subject to certain permitted liens and to liens that exist upon properties that Duke Energy acquired after it entered into the Mortgage to the extent of the amounts of prior lien bonds secured by those properties (not, however, exceeding 75% of the cost or value of those properties) and additions to those properties. "Prior lien bonds" are bonds or other indebtedness that are secured at the time of acquisition by a lien upon property that Duke Energy acquires after the date of the Mortgage that becomes subject to the lien of the Mortgage.

Issuance of Additional Bonds

     If Duke Energy satisfies the conditions in the Mortgage, the Bond Trustee may authenticate and deliver additional Bonds in an aggregate principal amount not exceeding:

     o the amount of cash that Duke Energy has deposited with the Bond Trustee for that purpose;

     o the amount of previously authenticated and delivered Bonds or refundable prior lien bonds that have been or are to be retired which, with certain exceptions, Duke Energy has deposited with the Bond Trustee for that purpose; or

     o 66 2/3% of the aggregate of the net amounts of additional property (electric) certified to the Bond Trustee after February 18, 1949.

     The Bond Trustee may not authenticate and deliver any additional Bonds under the Mortgage, other than certain types of refunding Bonds, unless Duke Energy's available net earnings for twelve consecutive calendar months within the immediately preceding fifteen calendar months have been at least twice the amount of the annual interest charges on all Bonds outstanding under the Mortgage, including the Bonds proposed to be issued, and on all outstanding prior lien bonds that the Bond Trustee does not hold under the Mortgage.

     Duke Energy may not apply to the Bond Trustee to authenticate and deliver any Bonds (1) in an aggregate principal amount exceeding $26,000,000 on the basis of additional property (electric) that Duke Energy acquired or constructed prior to January 1, 1949 or (2) on the basis of Bonds or prior lien bonds paid, purchased or redeemed prior to February 1, 1949. Duke Energy may not certify any additional property (electric) which is subject to the lien of any prior lien bonds for the purpose of establishing those prior lien bonds as refundable if the aggregate principal amount of those prior lien bonds exceeds 66 2/3% of the net amount of the additional property that is subject to the lien of such prior lien bonds.

Release Provisions

     The Mortgage permits Duke Energy to dispose of certain property and to take other actions without the Bond Trustee releasing that property. The Mortgage also permits the release of mortgaged property if Duke Energy deposits cash or other consideration equal to the value of the mortgaged property to be released. In certain events and within certain limitations, the Bond Trustee is required to pay out cash that the Bond

Trustee receives -- other than for the Replacement Fund or as the basis for issuing Bonds -- upon Duke Energy's application.

     Duke Energy may withdraw cash that it deposited with the Bond Trustee as the basis for issuing Bonds in an amount equal to the principal amount of any Bonds that it is entitled to have authenticated and delivered on the basis of additional property (electric), on the basis of Bonds previously authenticated and delivered or on the basis of refundable prior lien bonds.

Replacement Fund

     The Mortgage requires Duke Energy to deposit with the Bond Trustee annually, for the Replacement Fund established under the Mortgage, the sum of the "replacement requirements" for all years beginning with 1949 and ending with the last calendar year preceding the deposit date, less certain deductions. Those deductions are (1) the aggregate original cost of all fixed property (electric) retired during that time period, not exceeding the aggregate of the gross amounts of additional property (electric) that Duke Energy acquired or constructed during the same period, and (2) the aggregate amount of cash that Duke Energy deposited with the Bond Trustee up to that time, or that Duke Energy would have been required to deposit except for permitted reductions, under the Replacement Fund.

     The "replacement requirement" for any year is 2 1/2% of the average "amount of depreciable fixed property" (electric) owned by Duke Energy at the beginning and end of that year, not exceeding, however, the amount Duke Energy is permitted to charge as an operating expense for depreciation or retirement by any governmental authority, or the amount deductible as depreciation or similar expense for federal income tax purposes. The "amount of depreciable fixed property" (electric) is the amount by which the sum of $192,913,385 plus the aggregate gross amount of all depreciable additional property (electric) that Duke Energy acquired or constructed from January 1, 1949 to the date as of which such amount is determined exceeds the original cost of all of Duke Energy's depreciable fixed property (electric) retired during that period or released from the lien of the Mortgage.

     Duke Energy may reduce the amount of cash at any time required to be deposited in the Replacement Fund and may withdraw any cash that it previously deposited that is held in the Replacement Fund:

     o in an amount equal to 150% of the principal amount of Bonds previously authenticated and delivered under the Mortgage, or refundable prior lien bonds, deposited with the Bond Trustee and on the basis of which Duke Energy would otherwise have been entitled to have additional Bonds authenticated and delivered; and

     o in an amount equal to 150% of the principal amount of Bonds which Duke Energy would otherwise be entitled to have authenticated and delivered on the basis of additional property (electric).

     Upon Duke Energy's application, the Bond Trustee will apply cash that Duke Energy deposited in the Replacement Fund and has not previously withdrawn to the payment, purchase or redemption of Bonds issued under the Mortgage or to the purchase of refundable prior lien bonds.

     Duke Energy has never deposited any cash with the Bond Trustee for the Replacement Fund. If Duke Energy deposits any cash in the future, it has agreed not to apply that cash to the redemption of the Bonds as long as any Bonds then outstanding remain outstanding.

Amendments of the Mortgage

     Duke Energy may amend the Mortgage with the consent of the holders of 66 2/3% in principal amount of the Bonds, except that no such amendment may:

     o affect the terms of payment of principal at maturity or of interest or premium on any Bond;

     o affect the rights of Bondholders to sue to enforce any such payment at maturity; or

     o reduce the percentage of Bonds required to consent to an amendment.

     No amendment may affect the rights under the Mortgage of the holders of less than all of the series of Bonds outstanding unless the holders of 66 2/3% in principal amount of the Bonds of each series affected consent to the amendment.

     The covenants included in the supplemental indenture for any series of Bonds to be issued will be solely for the benefit of the holders of those Bonds. Duke Energy may modify any such covenant only with the consent of the holders of 66 2/3% in principal amount of those Bonds outstanding, without the consent of Bondholders of any other series.

Events of Default

     The Bond Trustee may, and at the written request of the holders of a majority in principal amount of the outstanding Bonds will, declare the principal of all outstanding Bonds due when any event of default under the Mortgage occurs. The holders of a majority in principal amount of the outstanding Bonds may, however, waive the default and rescind the declaration if Duke Energy cures the default.

     Events of default under the Mortgage include:

     o default in the payment of principal;

     o default for 60 days in the payment of interest;

     o default in the performance of any other covenant in the Mortgage continuing for 60 days after the Bond Trustee or the holders of not less than 10% in principal amount of the Bonds then outstanding give notice of the default; and

     o certain bankruptcy or insolvency events with respect to Duke Energy.

     Duke Energy provides a statement by certain of its officers each year to the Bond Trustee stating whether it has complied with the covenants of the Mortgage.

Concerning the Bond Trustee

     JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) is the Bond Trustee and is also the Senior Indenture Trustee and the Subordinated Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

     The Bond Trustee is under no obligation to exercise any of its powers at the request of any of the holders of the Bonds unless those Bondholders have offered to the Bond Trustee security or indemnity satisfactory to it against the cost, expenses and liabilities it might incur as a result. The holders of a majority in principal amount of the Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or the exercise of any trust or power of the Bond Trustee. The Bond Trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

                        DESCRIPTION OF THE COMMON STOCK

     The following description of Duke Energy's Common Stock is only a summary and is not intended to be comprehensive. For additional information you should refer to the applicable provisions of the North Carolina Business Corporation Act and Duke Energy's Restated Articles of Incorporation (Articles) and By-Laws. The Articles and By-Laws are exhibits to the registration statement, of which this prospectus is a part.

General

     Duke Energy is authorized to issue up to 2,000,000,000 shares of Common Stock. At December 31, 2001, 777,000,000 shares of Common Stock were outstanding. Duke Energy is also authorized to issue up to

12,500,000 shares of Preferred Stock, 10,000,000 shares of Preferred Stock A and 1,500,000 shares of Preference Stock. At December 31, 2001, 2,154,984 shares of Preferred Stock, 1,257,185 shares of Preferred Stock A and no shares of Preference Stock were outstanding. The Preferred Stock, Preferred Stock A and Preference Stock together are sometimes called the "Preferred Stocks."

Dividends

     Holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors from legally available funds but only if full dividends on all outstanding series of the Preferred Stocks for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such securities have been paid or provided for.

Voting Rights

     Subject to the rights, if any, of the holders of the Preferred Stocks that may be outstanding or as otherwise provided by law, the holders of Common Stock have exclusive voting rights, each share being entitled to one vote. Holders of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

     Whenever dividends on any part of any outstanding Preferred Stock or Preferred Stock A are in arrears in an amount equivalent to the total dividends required to be paid on that Preferred Stock or Preferred Stock A in any period of 12 calendar months, the holders of the Preferred Stock as a class have the exclusive right to elect a majority of the authorized number of directors and the holders of the Preferred Stock A as a class have the exclusive right to elect two directors. Those rights cease whenever Duke Energy pays all accrued and unpaid dividends in full. Whenever six quarterly dividends on any outstanding series of the Preference Stock are in arrears or any required sinking fund payments are in default, the holders of the Preference Stock as a class have the exclusive right to elect two directors. This right ceases whenever all dividends and required sinking fund obligations in default have been paid in full or provided for. In addition, the consent of the holders of specified percentages of any outstanding Preferred Stock, Preferred Stock A or Preference Stock, or some or all of the holders of such classes, is required in connection with certain increases in authorized amounts of or changes in stock senior to the Common Stock or in connection with any sale of substantially all of Duke Energy's assets or certain mergers.

Rights Upon Liquidation

     The holders of Common Stock are entitled in liquidation to share ratably in the assets of Duke Energy after payment of all debts and liabilities and after required preferential payments to the holders of outstanding Preferred Stocks.

Miscellaneous

     The outstanding shares of Common Stock are, and the shares of Common Stock sold hereunder will be, upon payment for them, fully paid and nonassessable. Holders of Common Stock have no preemptive rights and no conversion rights. The Common Stock is not subject to redemption and is not entitled to the benefit of any sinking fund provisions.

Transfer Agent and Registrar

     Duke Energy acts as transfer agent and registrar for the Common Stock.

Preference Stock Purchase Rights

     Each share of Common Stock has attached to it a Preference Stock Purchase Right. The Rights initially are represented only by the certificates for the shares of Common Stock and will not trade separately from those shares unless and until:

     o ten days after it is publicly announced that a person or group (with certain exceptions) has acquired, or has obtained the right to acquire, the beneficial ownership of 15% or more of the outstanding Common Stock (an "acquiring person"); or

     o ten business days (or a later date determined by Duke Energy's Board of Directors) after the date a person or group commences, or public announcement is made that the person or group intends to commence, a tender or exchange offer that would result in the person or group becoming an acquiring person.

If and when the Rights separate, each Right will entitle the holder to purchase 1/10,000 of a share of Duke Energy's Series A Participating Preference Stock for an exercise price that is presently $190.

     In the event that a person or group becomes an acquiring person, each Right (except for Rights beneficially owned by the acquiring person or its transferees, which Rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of Common Stock having a market value of twice the exercise price. Also, if, after ten days following the date of the announcement that a person or group has become an acquiring person:

     o Duke Energy is involved in a merger or similar form of business combination in which Duke Energy is not the surviving corporation or in which Duke Energy is the surviving corporation but the Common Stock is changed or exchanged; or

     o more than 50% of Duke Energy's assets or earning power is sold or transferred;

then each Right (except for voided Rights) will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the acquiring company having a value of twice the exercise price. If any person or group acquires from 15% to but excluding 50% of the outstanding Common Stock, Duke Energy's Board of Directors may, at its option, exchange each outstanding Right (except for those held by an acquiring person or its transferees) for one share of Common Stock or 1/10,000 of a share of Series A Participating Preference Stock.

     Duke Energy's Board of Directors may redeem the Rights for $0.01 per Right prior to ten business days after the date of the public announcement that a person or group has become an acquiring person.

     The Rights will not prevent a takeover of Duke Energy. However, the existence of the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Board of Directors first redeems those Rights.

Certain Anti-Takeover Matters

     Duke Energy's Articles and By-Laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board of Directors rather than pursue non-negotiated takeover attempts. Those provisions include:

 Classified Board of Directors; Removal of Directors; Vacancies

     Duke Energy's Articles provide for a Board of Directors divided into three classes, with one class being elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for shareholders to change a majority of the Board of Directors. Duke Energy's shareholders may remove directors only for cause. Vacancies and newly created directorships on the Board of Directors may be filled only by the affirmative vote of a majority of the directors remaining in office, and no decrease in the number of directors may shorten the term of an incumbent director. The classification of directors and the inability of shareholders to remove directors without cause and to fill vacancies and newly created directorships on the Board of Directors will make it more difficult to change the composition of the Board of Directors, but will promote continuity of existing management.

 Advance Notice Requirements

     Duke Energy's By-Laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of persons for election as directors or new business to be brought before annual meetings of shareholders. These procedures provide that shareholders must give timely notice of such proposals in writing to the Secretary of Duke Energy. Generally, to be timely with respect to an annual meeting of shareholders, notice must be received at Duke Energy's principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the By-Laws.

 Special Meetings of Shareholders

     Neither the Articles nor the By-Laws of Duke Energy give shareholders the right to call a special meeting of shareholders. The By-Laws provide that special meetings of shareholders may be called only by the Board of Directors or the Chairman of the Board.

 Amendment of Certain Charter Provisions

     Duke Energy's Articles require the approval of not less than 80% of the voting power of all outstanding shares of Common Stock to amend provisions relating to the minimum and maximum size of the Board of Directors, the classification of the Board of Directors, the removal of directors, the filling of vacancies and newly created directorships on the Board of Directors and the requirement that a decrease in the number of directors constituting the Board of Directors may not shorten the term of any incumbent director. This amendment provision will make it more difficult to dilute the anti-takeover effects of Duke Energy's Articles and By-Laws.

                  DESCRIPTION OF THE STOCK PURCHASE CONTRACTS
                          AND THE STOCK PURCHASE UNITS

     Duke Energy may issue stock purchase contracts representing contracts obligating holders to purchase from Duke Energy, and Duke Energy to sell to the holders, a specified number of shares of Common Stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:

     o Senior Notes, Junior Subordinated Notes or other debt securities of Duke Energy or one of its subsidiaries;

     o debt obligations of third parties, including U.S. Treasury securities; or

     o Preferred Securities or trust preferred securities issued by trusts, all of whose common securities are owned by Duke Energy or by subsidiaries of Duke Energy,

securing the holder's obligations to purchase the Common Stock under the stock purchase contracts.

     The stock purchase contracts may require Duke Energy to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances Duke Energy may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of such stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each Trust may issue only one series of Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees to issue the Preferred Securities of that Trust on behalf of that Trust. For additional information you should refer to the applicable Trust Agreement. The form of Trust Agreement is an exhibit to the registration statement, of which this prospectus is a part.

     The prospectus supplement for a particular series of Preferred Securities being offered will disclose the specific terms related to the offering, including the price or prices at which the Preferred Securities to be offered will be issued. Those terms will include some or all of the following:

     o the title of the series;

     o the number of Preferred Securities of the series;

     o the yearly distribution rate, or the method of determining that rate, and the date or dates on which distributions will be payable;

     o the date or dates, or method of determining the date or dates, from which distributions will be cumulative;

     o the amount that will be paid out of the assets of the Trust to the holders of the Preferred Securities upon the voluntary or involuntary dissolution, winding-up or termination of the Trust;

     o any obligation that the Trust has to purchase or redeem the Preferred Securities, and the price at which, the period within which, and the terms and conditions upon which the Trust will purchase or redeem them;

     o any voting rights of the Preferred Securities that are in addition to those legally required, including any right that the holders of the Preferred Securities have to approve certain actions under or amendments to the Trust Agreement;

     o any right that the Trust has to defer distributions on the Preferred Securities in the event that Duke Energy extends the interest payment period on the related Junior Subordinated Notes; and

     o any other rights, preferences, privileges, limitations or restrictions upon the Preferred Securities of the series.

     Duke Energy will guarantee each series of Preferred Securities to the extent described below under the caption "Description of the Guarantees."

     The applicable prospectus supplement will describe any material United States federal income tax considerations that apply to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

     Duke Energy will execute the Guarantees from time to time for the benefit of the holders of the Preferred Securities of the respective Trusts. JPMorgan Chase Bank will act as Guarantee Trustee under each Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the Preferred Securities to which it relates.

     The following description of the Guarantees is only a summary and is not intended to be comprehensive. The form of Guarantee is an exhibit to the registration statement, of which this prospectus is a part.

General

     Duke Energy will irrevocably and unconditionally agree under each Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in that Guarantee, to the holders of the Preferred Securities to which the Guarantee relates, to the extent that the Guarantee Payments are not paid by or on behalf of the related Trust. Duke Energy is required to pay the Guarantee Payments to the extent specified in the relevant Guarantee regardless of any defense, right of set-off or counterclaim that Duke Energy may have or may assert against any person.

     The following payments and distributions on the Preferred Securities of a Trust are Guarantee Payments:

     o any accrued and unpaid distributions required to be paid on the Preferred Securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

     o the redemption price for any Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

     o upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of the Trust or the redemption of all the Preferred Securities of the Trust, the lesser of:

      o the sum of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

      o the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities of the Trust in liquidation of the Trust.

     Duke Energy may satisfy its obligation to make a Guarantee Payment by making that payment directly to the holders of the related Preferred Securities or by causing the Trust to make the payment to those holders.

     Each Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of those Preferred Securities, except that the Guarantee will apply to the payment of distributions and other payments on the Preferred Securities only when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

     IF DUKE ENERGY DOES NOT MAKE THE REQUIRED PAYMENTS ON THE JUNIOR SUBORDINATED NOTES THAT THE PROPERTY TRUSTEE HOLDS UNDER A TRUST, THAT TRUST WILL NOT MAKE THE RELATED PAYMENTS ON ITS PREFERRED SECURITIES.

Subordination

     Duke Energy's obligations under each Guarantee will be unsecured obligations of Duke Energy. Those obligations will rank:

     o subordinate and junior in right of payment to all of Duke Energy's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

     o equal in priority with Duke Energy's Preferred Stock and Preferred Stock A and similar guarantees; and

     o senior to Duke Energy's Common Stock.

     Duke Energy has Preferred Stock and Preferred Stock A outstanding that will rank equal in priority with the Guarantees and has Common Stock outstanding that will rank junior to the Guarantees.

     Each Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Duke Energy, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity.

     The terms of the Preferred Securities will provide that each holder of the Preferred Securities, by accepting those Preferred Securities, agrees to the subordination provisions and other terms of the related Guarantee.

Amendments and Assignment

     Duke Energy may amend each Guarantee without the consent of any holder of the Preferred Securities to which that Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. Duke Energy may otherwise amend each Guarantee with the approval of the holders of at least
66 2/3% of the outstanding Preferred Securities to which that Guarantee relates.

Termination

     Each Guarantee will terminate and be of no further effect when:

     o the redemption price of the Preferred Securities to which the Guarantee relates is fully paid;

     o Duke Energy distributes the related Junior Subordinated Notes to the holders of those Preferred Securities; or

     o the amounts payable upon liquidation of the related Trust are fully paid.

     Each Guarantee will remain in effect or will be reinstated if at any time any holder of the related Preferred Securities must restore payment of any sums paid to that holder with respect to those Preferred Securities or under that Guarantee.

Events of Default

     An event of default will occur under any Guarantee if Duke Energy fails to perform any of its payment obligations under that Guarantee. The holders of a majority of the Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Preferred Securities of that series. The Guarantee Trustee is obligated to enforce the Guarantee for the benefit of the holders of the Preferred Securities of a series if an event of default occurs under the related Guarantee.

     The holders of a majority of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to that Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under that Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against Duke Energy to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

Concerning the Guarantee Trustee

     JPMorgan Chase Bank will be the Guarantee Trustee. It is also the Property Trustee, the Subordinated Indenture Trustee, the Senior Indenture Trustee and the Bond Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with JPMorgan Chase Bank. JPMorgan Chase Bank also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and certain of its affiliates are outstanding.

     The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related

Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result.

Agreements as to Expenses and Liabilities

     Duke Energy will enter into an Agreement as to Expenses and Liabilities under each Trust Agreement. Each Agreement as to Expenses and Liabilities will provide that Duke Energy will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related Trust to each person or entity to whom that Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the related Preferred Securities or other similar interests in that Trust the amounts due to the holders under the terms of those Preferred Securities or those similar interests.

                              PLAN OF DISTRIBUTION

     Duke Energy and the Trusts may sell securities to one or more underwriters or dealers for public offering and sale by them, or it may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

     o the name or names of any underwriters;

     o the purchase price of the securities and the proceeds to Duke Energy or the Trusts from the sale;

     o any underwriting discounts and other items constituting underwriters' compensation;

     o any public offering price;

     o any discounts or concessions allowed or reallowed or paid to dealers; and

     o any securities exchange or market on which the securities may be listed.

     Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

     Duke Energy and the Trusts may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. Duke Energy may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from Duke Energy in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

     Duke Energy may sell the securities directly or through agents it designates from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus, other than at the market offerings of common stock, will be named in a prospectus supplement relating to such securities. At the market offerings of common stock may be made by agents. Commissions payable by Duke Energy to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

     Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, Duke Energy and its subsidiaries or affiliates in the ordinary course of business.

     Any underwriting or other compensation which Duke Energy pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements entered into with Duke Energy and the Trusts, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Duke Energy's Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

     Edward M. Marsh, Jr., Esq., who is Duke Energy's Deputy General Counsel and Assistant Secretary, and Simpson Thacher & Bartlett, New York, New York, will issue opinions about the validity of the securities offered by Duke Energy in the applicable prospectus supplement for Duke Energy. Richards, Layton & Finger, P.A., special Delaware counsel, will issue opinions about the validity of the Preferred Securities offered in the applicable prospectus supplement for the Trusts. Counsel named in the applicable prospectus supplement will issue opinions about the validity of the securities offered by Duke Energy for any underwriters.

                      WHERE YOU CAN FIND MORE INFORMATION

     Duke Energy files annual, quarterly and current reports and other information with the SEC. You may read and copy any documents that are filed at SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington address.

     Please call the SEC at 1-800-SEC-0330 for further information. Duke Energy's filings are also available to the public through:

     o the SEC web site at http://www.sec.gov; and

     o The New York Stock Exchange
       20 Broad Street
       New York, New York 10005.

     Information about Duke Energy is also available on its web site at http://www.duke-energy.com. Such web site is not a part of this prospectus.

     The SEC allows Duke Energy to "incorporate by reference" the information Duke Energy files with it, which information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information that Duke Energy files with the SEC will automatically update and supersede that information as well as the information included in this prospectus and any accompanying prospectus supplement. Duke Energy incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 filed prior to the termination of this offering:

     o Duke Energy's annual report on Form 10-K for the year ended December 31, 2001; and

     o Our current reports on Form 8-K filed on January 9, 2002 (excluding the information furnished in Item 9 thereof, which is not deemed filed and which is not incorporated by reference herein) and March 29, 2002.

     Duke Energy will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request your copy by writing Duke Energy at the following address or telephoning one of the following numbers:

    Investor Relations Department
    Duke Energy Corporation
    P.O. Box 1005
    Charlotte, North Carolina 28201
    (704) 382-3853 or (800) 488-3853 (toll-free)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution (Estimated):

     The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by Duke Energy Corporation are as follows:

SEC Filing Fee..............................................   $  160,602*
Trustee Fees and Expenses...................................       50,000
Listing Fees................................................      200,000
Printing Costs..............................................      200,000
Legal Fees and Expenses.....................................      400,000
Accounting Fees.............................................       50,000
Blue Sky Fees and Expenses..................................       20,000
Rating Agency Fees..........................................      270,000
NASD Fee....................................................       30,000
Miscellaneous...............................................       10,000
                                                               ----------
TOTAL.......................................................    1,390,602
                                                               ==========

---------------

* Actual

Item 15.  Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of Duke Energy Corporation permit indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, Duke Energy Corporation has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

     The Restated Articles of Incorporation of Duke Energy Corporation provide that a director shall not be personally liable for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the North Carolina Business Corporation Act.

Item 16.  Exhibits.

     See "Index to Exhibits" starting on page II-5.

     The total amount of securities of Duke Energy Corporation or its subsidiaries authorized under any instrument with respect to long-term debt not filed as an exhibit does not exceed 10% of the total assets of Duke Energy Corporation and its subsidiaries on a consolidated basis. Duke Energy Corporation agrees, upon request of the Securities and Exchange Commission, to furnish copies of any or all of such instruments.

Item 17.  Undertakings.

     (a) Undertaking related to Rule 415 offering:

          The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking related to filings incorporating subsequent Exchange Act documents by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Duke Energy Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Undertaking related to acceleration of effectiveness:

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Duke Energy Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 3rd day of April 2002.

                                          DUKE ENERGY CORPORATION

                                          By:        /s/ R.B. PRIORY
                                            ------------------------------------
                                                     Richard B. Priory
                                            Chairman of the Board, President and
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following directors and officers of Duke Energy Corporation in the capacities and on the date indicated.

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----
Richard B. Priory                                         Chairman of the Board,          April 3, 2002
                                                                President
                                                       and Chief Executive Officer
                                                      (Principal Executive Officer)
Robert P. Brace                                        Executive Vice President and       April 3, 2002
                                                         Chief Financial Officer
                                                      (Principal Financial Officer)
Keith G. Butler                                         Senior Vice President and         April 3, 2002
                                                                Controller
                                                      (Principal Accounting Officer)
G. Alex Bernhardt, Sr.
Robert J. Brown
William A. Coley
William T. Esrey
Ann M. Gray
Dennis R. Hendrix
Harold S. Hook                                         A majority of the Directors        April 3, 2002
George D. Johnson, Jr.
Max Lennon
Leo E. Linbeck, Jr.
James G. Martin
Richard B. Priory
James T. Rhodes

Myron L. Caldwell, by signing his name hereto, does hereby sign this document on behalf of Duke Energy Corporation and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by Duke Energy Corporation and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                 /s/ MYRON L. CALDWELL
                                          --------------------------------------
                                                    Myron L. Caldwell
                                                     Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 3rd day of April 2002.

                                          DUKE ENERGY CAPITAL TRUST III

                                          By: Duke Energy Corporation, Depositor

                                          By:    /s/ ROBERT T. LUCAS III
                                            ------------------------------------
                                                    Robert T. Lucas III
                                                    Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 3rd day of April 2002.

                                          DUKE ENERGY CAPITAL TRUST IV

                                          By: Duke Energy Corporation, Depositor

                                          By:    /s/ ROBERT T. LUCAS III
                                            ------------------------------------
                                                    Robert T. Lucas III
                                                    Assistant Secretary

     Pursuant to the requirements of the Securities Act of 1933, Duke Energy Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 3rd day of April 2002.

                                          DUKE ENERGY CAPITAL TRUST V

                                          By: Duke Energy Corporation, Depositor

                                          By:    /s/ ROBERT T. LUCAS III
                                            ------------------------------------
                                                    Robert T. Lucas III
                                                    Assistant Secretary

                               INDEX TO EXHIBITS

EXHIBIT NO.                            EXHIBITS
-----------                            --------
1-A          Form of Underwriting Agreement relating to Senior Notes.
1-B*         Form of Underwriting Agreement relating to Junior
             Subordinated Notes (filed with Form S-3, File No. 333-58820, effective April 24, 2001, as Exhibit 1-B).
1-C*         Form of Underwriting Agreement relating to First and
             Refunding Mortgage Bonds (filed with Form S-3, File No.
             333-58820, effective April 24, 2001, as Exhibit 1-C).
1-D*         Form of Underwriting Agreement relating to Common Stock
             (filed with Form S-3, File No. 333-58820, effective April
             24, 2001, as Exhibit 1-D).
1-E*         Form of Underwriting Agreement relating to Trust Preferred
             Securities (filed with Form S-3, File No. 333-58820,
             effective April 24, 2001, as Exhibit 1-E).
1-F*         Form of Calculation Agent Agreement relating to Senior Notes
             (filed with Form S-3, File No. 333-58820, effective April
             24, 2001, as Exhibit 1-F).
4-A-1*       Restated Articles of Incorporation of Duke Energy
             Corporation, dated June 18, 1997 (filed with Form S-8, File
             No. 333-29563, effective June 19, 1997, as Exhibit 4(G)).
4-A-2*       Articles of Amendment of Duke Energy Corporation, dated
             April 28, 1999 (filed with Form S-3, File No. 333-81573,
             effective October 8, 1999, as Exhibit 4(B)).
4-A-3*       Articles of Amendment of Duke Energy Corporation, dated May
             2, 2001 (filed with Post-Effective Amendment No. 2 to Form
             S-3, File No. 333-81573, filed December 21, 2001, as Exhibit
             4(B)-1).
4-B*         By-Laws of Duke Energy Corporation, as amended (filed with
             Form S-3, File No. 333-52204, effective December 26, 2000, as Exhibit 4-B).
4-C*         Rights Agreement between Duke Energy Corporation and The
             Bank of New York, as Rights Agent, dated as of December 17,
             1998 (filed with Form 8-K, dated February 11, 1999, of Duke
             Energy Corporation, as Exhibit 4.1).
4-D-1*       Senior Indenture between Duke Energy Corporation and
             JPMorgan Chase Bank (formerly known as The Chase Manhattan
             Bank), as Trustee, dated as of September 1, 1998 (filed with
             Form S-3, File No. 333-14209, effective April 7, 1999, as
             Exhibit 4-D-1).
4-D-2*       First Supplemental Indenture dated as of December 4, 1998
             supplementing said Senior Indenture (filed with Form S-3,
             File No. 333-14209, effective April 7, 1999, as Exhibit 4-D-
             1(A)).
4-D-3*       Second Supplemental Indenture dated as of January 12, 1999 supplementing said Senior Indenture (filed with Form S-3,
             File No. 333-14209, effective April 7, 1999, as Exhibit 4-D-
             1(B)).
4-D-4*       Third Supplemental Indenture dated as of March 11, 1999
             supplementing said Senior Indenture (filed with Form S-3,
             File No. 333-14209, effective April 7, 1999, as Exhibit 4-D-
             1(C)).
4-D-5*       Fourth Supplemental Indenture dated as of March 10, 2000
             supplementing said Senior Indenture (filed with Form S-3,
             File No. 333-52204, effective December 26, 2000, as Exhibit
             4-D-5).
4-D-6*       Fifth Supplemental Indenture dated as of September 12, 2000 supplementing said Senior Indenture (filed with Form S-3,
             File No. 333-52204, effective December 26, 2000, as Exhibit
             4-D-6).
4-D-7        Sixth Supplemental Indenture dated as of January 14, 2002
             supplementing said Senior Indenture.
4-D-8*       Form of Supplemental Indenture to Senior Indenture relating to Senior Notes (filed with Form S-3, File No. 333-58820,
             effective April 24, 2001, as Exhibit 4-D-7).

EXHIBIT NO.                            EXHIBITS
-----------                            --------
4-E-1*       Subordinated Indenture between Duke Energy Corporation and
             JPMorgan Chase Bank (formerly known as The Chase Manhattan
             Bank), as Trustee, dated as of December 1, 1997 (filed with
             Form S-3, File No. 333-14209, effective September 3, 1998, as Exhibit 4-D-2).
4-E-2*       First Supplemental Indenture dated as of December 8, 1997
             supplementing said Subordinated Indenture (filed with Form
             S-3, File No. 333-14209, effective April 7, 1999 as Exhibit
             4-D-2(A)).
4-E-3*       Second Supplemental Indenture dated as of June 14, 1999
             supplementing said Subordinated Indenture (filed with Form
             S-3, File No. 333-52204, effective December 26, 2000, as
             Exhibit 4-E-3).
4-E-4*       Form of Supplemental Indenture to Subordinated Indenture
             relating to Junior Subordinated Notes (filed with Form S-3,
             File No. 333-58820, effective April 24, 2001, as Exhibit
             4-E-4).
4-E-5*       Form of Supplemental Indenture to Subordinated Indenture
             relating to Junior Subordinated Notes issued in connection with Trust Preferred Securities Notes (filed with Form S-3,
             File No. 333-58820, effective April 24, 2001, as Exhibit
             4-E-5).
4-F-1*       First and Refunding Mortgage from Duke Energy Corporation to
             Guaranty Trust Company of New York, as Trustee, dated as of
             December 1, 1927 (filed with Form S-1, File No. 2-7224,
             effective October 15, 1947, as Exhibit 7(a)).
4-F-2*       Supplemental Indenture, dated as of March 12, 1930,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-7224, effective October 15, 1947, as Exhibit 7(b)).
4-F-3*       Supplemental Indenture, dated as of July 1, 1935,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-7224, effective October 15, 1947, as Exhibit 7(c)).
4-F-4*       Supplemental Indenture, dated as of December 1, 1935,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-7224, effective October 15, 1947, as Exhibit 7(d)).
4-F-5*       Supplemental Indenture, dated as of September 1, 1936,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-7224, effective October 15, 1947, as Exhibit 7(e)).
4-F-6*       Supplemental Indenture, dated as of January 1, 1941,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-7224, effective October 15, 1947, as Exhibit 7(f)).
4-F-7*       Supplemental Indenture, dated as of April 1, 1944,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-7224, effective October 15, 1947, as Exhibit 7(g)).
4-F-8*       Supplemental Indenture, dated as of September 1, 1947,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-7224, effective October 15, 1947, as Exhibit 7(h)).
4-F-9*       Supplemental Indenture, dated as of September 8, 1947,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-10401, effective August 21, 1953, as Exhibit 4-B-9).
4-F-10*      Supplemental Indenture, dated as of February 1, 1949,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-7808, effective February 3, 1949, as Exhibit 7(j)).
4-F-11*      Supplemental Indenture, dated as of March 1, 1949,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-8877, effective April 6, 1951, as Exhibit 7(k)).
4-F-12*      Supplemental Indenture, dated as of April 1, 1951,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-8877, effective April 6, 1951, as Exhibit 7(1)).
4-F-13*      Supplemental Indenture, dated as of September 1, 1953,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-10401, effective August 21, 1953, as Exhibit 4-B-13).
4-F-14*      Supplemental Indenture, dated as of October 1, 1954,
             supplementing said Mortgage (filed with Form S-9, File No.
             2-11297, effective December 30, 1954, as Exhibit 2-B-14).
4-F-15*      Supplemental Indenture, dated as of January 1, 1955,
             supplementing said Mortgage (filed with Form S-9, File No.
             2-11297, effective December 30, 1954, as Exhibit 2-B-15).

EXHIBIT NO.                            EXHIBITS
-----------                            --------
4-F-16*      Supplemental Indenture, dated as of May 1, 1956,
             supplementing said Mortgage (filed with Form S-9, File No.
             2-12402, effective April 26, 1956, as Exhibit 2-B-16).
4-F-17*      Supplemental Indenture, dated as of January 1, 1960,
             supplementing said Mortgage (filed with Form 10, effective
             June 29, 1961, as Exhibit 3-B-18).
4-F-18*      Supplemental Indenture, dated as of February 1, 1960,
             supplementing said Mortgage (filed with Form 10, effective
             June 29, 1961, as Exhibit 3-B-19).
4-F-19*      Supplemental Indenture, dated as of February 1, 1962,
             supplementing said Mortgage (filed with Form S-9, File No.
             2-20577, effective August 16, 1962, as Exhibit 2-B-20).
4-F-20*      Supplemental Indenture, dated as of August 1, 1962,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-25367, effective August 23, 1966, as Exhibit 4-B-19).
4-F-21*      Supplemental Indenture, dated as of June 15, 1964,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-25367, effective August 23, 1966, as Exhibit 4-B-20).
4-F-22*      Supplemental Indenture, dated as of February 1, 1965,
             supplementing said Mortgage (filed with Form S-1, File No.
             2-25367, effective August 23, 1966, as Exhibit 4-B-21).
4-F-23*      Supplemental Indenture, dated as of April 1, 1967,
             supplementing said Mortgage (filed with Form S-9, File No.
             2-28023, effective February 15, 1968, as Exhibit 2-B-25).
4-F-24*      Supplemental Indenture, dated as of February 1, 1968,
             supplementing said Mortgage (filed with Form S-9, File No.
             2-31304, effective January 21, 1969, as Exhibit 2-B-26).
4-F-25*      Supplemental Indenture, dated as of February 1, 1969,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-34289, effective August 27, 1969, as Exhibit 2-B-27).
4-F-26*      Supplemental Indenture, dated as of September 1, 1969,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-36095, effective February 16, 1970, as Exhibit 2-B-39).
4-F-27*      Supplemental Indenture, dated as of March 1, 1970,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-37953, effective July 28, 1970, as Exhibit 2-B-42).
4-F-28*      Supplemental Indenture, dated as of August 1, 1970,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-39451, effective March 4, 1971, as Exhibit 2-B-28).
4-F-29*      Supplemental Indenture, dated as of March 1, 1971,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-42404, effective December 7, 1971, as Exhibit 2-B-29).
4-F-30*      Supplemental Indenture, dated as of December 1, 1971,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-43122, effective March 7, 1972, as Exhibit 2-B-30).
4-F-31*      Supplemental Indenture, dated as of April 1, 1972,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-46208, effective November 20, 1972, as Exhibit 2-B-31).
4-F-32*      Supplemental Indenture, dated as of December 1, 1972,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-48058, effective June 5, 1973, as Exhibit 2-B-32).
4-F-33*      Supplemental Indenture, dated as of June 1, 1973,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-49333, effective November 5, 1973, as Exhibit 2-B-33).
4-F-34*      Supplemental Indenture, dated as of November 1, 1973,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-50493, effective April 25, 1974, as Exhibit 2-B-34).
4-F-35*      Supplemental Indenture, dated as of May 1, 1974,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-52669, effective February 11, 1975, as Exhibit 2-B-35).
4-F-36*      Supplemental Indenture, dated as of February 1, 1975,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-57118, effective October 5, 1976, as Exhibit 2-B-36).
4-F-37*      Supplemental Indenture, dated as of July 1, 1975,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-57118, effective October 5, 1976, as Exhibit 2-B-37).
4-F-38*      Supplemental Indenture, dated as of October 1, 1976,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-59494, effective August 10, 1977, as Exhibit 2-B-38).

EXHIBIT NO.                            EXHIBITS
-----------                            --------
4-F-39*      Supplemental Indenture, dated as of September 1, 1977,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-61995, effective July 26, 1978, as Exhibit 2-B-39).
4-F-40*      Supplemental Indenture, dated as of August 1, 1978,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-64541, effective June 7, 1979, as Exhibit 2-B-40).
4-F-41*      Supplemental Indenture, dated as of June 1, 1979,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-65371, effective October 2, 1979, as Exhibit 2-B-41).
4-F-42*      Supplemental Indenture, dated as of October 1, 1979,
             supplementing said Mortgage (filed with Form S-7, File No.
             2-66659, effective March 12, 1980, as Exhibit 2-B-42).
4-F-43*      Supplemental Indenture, dated as of March 1, 1980,
             supplementing said Mortgage (filed with Form S-16, File No.
             2-68571, effective August 19, 1980, as Exhibit 2-B-43).
4-F-44*      Supplemental Indenture, dated as of August 1, 1980,
             supplementing said Mortgage (filed with Form S-16, File No.
             2-75951, effective February 23, 1982, as Exhibit 2-B-44).
4-F-45*      Supplemental Indenture, dated as of March 1, 1982,
             supplementing said Mortgage (filed with Form S-3, File No.
             2-78882, effective August 30, 1982, as Exhibit 4-B-45).
4-F-46*      Supplemental Indenture, dated as of September 1, 1982,
             supplementing said Mortgage (filed with Form S-3, File No.
             2-95931, effective April 1, 1985, as Exhibit 4-B-46).
4-F-47*      Supplemental Indenture, dated as of May 1, 1983,
             supplementing said Mortgage (filed with Form S-3, File No.
             2-95931, effective April 1, 1985, as Exhibit 4-B-47).
4-F-48*      Supplemental Indenture, dated as of September 1, 1983,
             supplementing said Mortgage (filed with Form S-3, File No.
             2-95931, effective April 1, 1985, as Exhibit 4-B-48).
4-F-49*      Supplemental Indenture, dated as of September 1, 1984,
             supplementing said Mortgage (filed with Form S-3, File No.
             2-95931, effective April 1, 1985, as Exhibit 4-B-49).
4-F-50*      Supplemental Indenture, dated as of March 1, 1985,
             supplementing said Mortgage (filed with Form S-3, File No.
             2-95931, effective April 1, 1985, as Exhibit 4-B-50).
4-F-51*      Supplemental Indenture, dated as of December 1, 1985,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-5163, effective May 2, 1986, as Exhibit 4-B-51).
4-F-52*      Supplemental Indenture, dated as of April 1, 1986,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-5163, effective May 2, 1986, as Exhibit 4-B-52).
4-F-53*      Supplemental Indenture, dated as of May 1, 1986,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1986, File No. 1-4928, as Exhibit
             4-B-53).
4-F-54*      Supplemental Indenture, dated as of June 1, 1986,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1986, File No. 1-4928, as Exhibit
             4-B-54).
4-F-55*      Supplemental Indenture, dated as of February 1, 1987,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1986, File No. 1-4928, as Exhibit
             4-B-55).
4-F-56*      Supplemental Indenture, dated as of February 15, 1987,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1986, File No. 1-4928, as Exhibit
             4-B-56).
4-F-57*      Supplemental Indenture, dated as of March 1, 1987,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1986, File No. 1-4928, as Exhibit
             4-B-57).
4-F-58*      Supplemental Indenture, dated as of October 1, 1987,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1987, File No. 1-4928, as Exhibit
             4-B-58).
4-F-59*      Supplemental Indenture, dated as of February 1, 1990,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1989, File No. 1-4928, as Exhibit
             4-B-59).
4-F-60*      Supplemental Indenture, dated as of March 1, 1990,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1990, File No. 1-4928, as Exhibit
             4-B-60).
4-F-61*      Supplemental Indenture, dated as of May 1, 1990,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1990, File No. 1-4928, as Exhibit
             4-B-61).

EXHIBIT NO.                            EXHIBITS
-----------                            --------
4-F-62*      Supplemental Indenture, dated as of May 15, 1990,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1990, File No. 1-4928, as Exhibit
             4-B-62).
4-F-63*      Supplemental Indenture, dated as of March 1, 1991,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1990, File No. 1-4928, as Exhibit
             4-B-63).
4-F-64*      Supplemental Indenture, dated as of July 1, 1991,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-45501, effective February 13, 1992, as Exhibit 4-B-64).
4-F-65*      Supplemental Indenture, dated as of December 1, 1991,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-44501, effective February 13, 1992, as Exhibit 4-B-65).
4-F-66*      Supplemental Indenture, dated as of March 1, 1992,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1991, File No. 1-4928, as Exhibit
             4-B-66).
4-F-67*      Supplemental Indenture, dated as of June 1, 1992,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-50592, effective August 11, 1992, as Exhibit 4-B-67).
4-F-68*      Supplemental Indenture, dated as of July 1, 1992,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-50592, effective August 11, 1992, as Exhibit 4-B-68).
4-F-69*      Supplemental Indenture, dated as of September 1, 1992,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-53308, effective November 24, 1992, as Exhibit 4-B-69).
4-F-70*      Supplemental Indenture, dated as of February 1, 1993,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1992, File No. 1-4928, as Exhibit
             4-B-70).
4-F-71*      Supplemental Indenture, dated as of March 1, 1993,
             supplementing said Mortgage (filed with Form S-3, No.
             33-59448, effective March 17, 1993, as Exhibit 4-B-71).
4-F-72*      Supplemental Indenture, dated as of April 1, 1993,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-50543, effective October 20, 1993, as Exhibit 4-B-72).
4-F-73*      Supplemental Indenture, dated as of May 1, 1993,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-50543, effective October 20, 1993, as Exhibit 4-B-73).
4-F-74*      Supplemental Indenture, dated as of June 1, 1993,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-50543, effective October 20, 1993, as Exhibit 4-B-74).
4-F-75*      Supplemental Indenture, dated as of July 1, 1993,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-50543, effective October 20, 1993, as Exhibit 4-B-75).
4-F-76*      Supplemental Indenture, dated as of August 1, 1993,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-50543, effective October 20, 1993, as Exhibit 4-B-76).
4-F-77*      Supplemental Indenture, dated as of August 20, 1993,
             supplementing said Mortgage (filed with Form S-3, File No.
             33-50543, effective October 20, 1993, as Exhibit 4-B-77).
4-F-78*      Supplemental Indenture, dated as of May 1, 1994,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1994, File No. 1-4928, as Exhibit
             4-B-78).
4-F-79*      Supplemental Indenture, dated as of November 1, 1994,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1994, File No. 1-4928, as Exhibit
             4-B-79).
4-F-80*      Supplemental Indenture, dated as of August 1, 1995,
             supplementing said Mortgage (filed with Form 10-K for the
             year ended December 31, 1995, File No. 1-4928, as Exhibit
             4-B-80).
4-F-81*      Form of Supplemental Indenture relating to First and
             Refunding Mortgage Bonds (filed with Form S-3, File No.
             333-58820, effective April 24, 2001, as Exhibit 4-F-81).
4-F-82*      Instrument of Resignation, Appointment and Acceptance among
             Duke Energy Corporation, Morgan Guaranty Trust Company of
             New York, as Trustee, and Chemical Bank (now JPMorgan Chase
             Bank), as Successor Trustee, dated as of August 30, 1994
             (filed with Form 10-K for the year ended December 31, 1994,
             File No. 1-4928, as Exhibit 4-C).
4-G-1*       Certificate of Trust of Duke Energy Capital Trust III (filed with Form S-3, File No. 333-79065, effective June 4, 1999, as Exhibit 4.3-B).

EXHIBIT NO.                            EXHIBITS
-----------                            --------
4-G-2*       Certificate of Trust of Duke Energy Capital Trust IV (filed with Form S-3, File No. 333-79065, effective June 4, 1999, as Exhibit 4.3-C).
4-G-3*       Certificate of Trust of Duke Energy Capital Trust V (filed with Form S-3, File No. 333-52204, effective December 26,
             2000, as Exhibit 4-G-3).
4-H-1*       Trust Agreement of Duke Energy Capital Trust III (filed with
             Form S-3, File No. 333-79065, effective June 4, 1999, as
             Exhibit 4.4-B).
4-H-2*       Trust Agreement of Duke Energy Capital Trust IV (filed with
             Form S-3, File No. 333-79065, effective June 4, 1999, as
             Exhibit 4.4-C).
4-H-3*       Trust Agreement of Duke Energy Capital Trust V (filed with
             Form S-3, File No. 333-52204, effective December 26, 2000, as Exhibit 4-H-3).
4-I*         Form of Amended and Restated Trust Agreement (Agreements for
             Duke Energy Capital Trust III, Duke Energy Capital Trust IV
             and Duke Energy Capital Trust V will be substantially
             identical except for names and dates) (filed with Form S-3,
             File No. 333-58820, effective April 24, 2001 as Exhibit
             4-I).
4-J*         Form of Senior Note (included in Exhibit 4-D-7 above).
4-K*         Form of Junior Subordinated Note (included in Exhibits 4-E-4 and 4-E-5 above).
4-L*         Form of First and Refunding Mortgage Bond (included in
             Exhibit 4-F-81 above).
4-M*         Form of Trust Preferred Security for Duke Energy Capital
             Trust III, Duke Energy Capital Trust IV and Duke Energy
             Capital Trust V (included in Exhibit 4-I above).
4-N*         Form of Guarantee Agreement (Agreements for Duke Energy
             Capital Trust III, Duke Energy Capital Trust IV and Duke
             Energy Capital Trust V will be substantially identical
             except for names and dates) (filed with Form S-3, File No.
             333-58820, effective April 24, 2001, as Exhibit 4-N).
4-O*         Form of Agreement as to Expenses and Liabilities (included in Exhibit 4-I above).
4-P-1*       Form of Purchase Contract Agreement (filed with Form 8-K
             filed November 20, 2001, File No. 1-4928, as Exhibit 4.3)
4-P-2*       Form of Pledge Agreement (filed with Form 8-K filed November
             20, 2001, File No. 1-4928, as Exhibit 4.5)
4-P-3*       Form of Remarketing Agreement (filed with Form 8-K filed
             November 20, 2001, File No. 1-4928, as Exhibit 4.6)
5-A          Opinion of Edward M. Marsh, Jr., Esq.
5-B          Opinion of Simpson Thacher & Bartlett.
5-C-1        Opinion of Richards, Layton & Finger, P.A. relating to Duke
             Energy Capital Trust III.
5-C-2        Opinion of Richards, Layton & Finger, P.A. relating to Duke
             Energy Capital Trust IV.
5-C-3        Opinion of Richards, Layton & Finger, P.A. relating to Duke
             Energy Capital Trust V.
12           Computation of Ratio of Earnings to Fixed Charges.
23-A         Independent Auditors' Consent.
23-B         Consent of Edward M. Marsh, Jr., Esq. (included in Exhibit
             5-A above).
23-C         Consent of Simpson Thacher & Bartlett (included in Exhibit
             5-B above).
23-D         Consent of Richards, Layton & Finger, P.A. (included in
             Exhibits 5-C-1, 5-C-2 and 5-C-3 above).
24-A         Power of Attorney of certain officers and directors of Duke
             Energy Corporation.
24-B         Resolution of Duke Energy Corporation regarding Power of
             Attorney.

EXHIBIT NO.                            EXHIBITS
-----------                            --------
25-A*        Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Senior Indenture Trustee
             (filed with Form S-3, File No. 333-58820, effective April
             24, 2001, as Exhibit 25-A).
25-B*        Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Subordinated Indenture Trustee
             (filed with Form S-3, File No. 333-58820, effective April
             24, 2001, as Exhibit 25-B).
25-C*        Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Bond Trustee (filed with Form
             S-3, File No. 333-58820, effective April 24, 2001, as
             Exhibit 25-C).
25-D-1*      Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Property Trustee under Duke
             Energy Capital Trust III (filed with Form S-3, File No.
             333-58820, effective April 24, 2001, as Exhibit 25-D-1).
25-D-2*      Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Property Trustee under Duke
             Energy Capital Trust IV (filed with Form S-3, File No.
             333-58820, effective April 24, 2001, as Exhibit 25-D-2).
25-D-3*      Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Property Trustee under Duke
             Energy Capital Trust V (filed with Form S-3, File No.
             333-58820, effective April 24, 2001, as Exhibit 25-D-3).
25-E-1*      Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Guarantee Trustee with respect to Duke Energy Capital Trust III (filed with Form S-3, File
             No. 333-58820, effective April 24, 2001, as Exhibit 25-E-1).
25-E-2*      Statement of Eligibility under the Trust Indenture Act of
             1939, as amended, of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Guarantee Trustee with respect to Duke Energy Capital Trust IV (filed with Form S-3, File
             No. 333-58820, effective April 24, 2001, as Exhibit 25-E-2).
25-E-3*      Statement of Eligibility under the Trust Indenture Act of
             1939, as amended of JPMorgan Chase Bank (formerly known as
             The Chase Manhattan Bank), as Guarantee Trustee with respect to Duke Energy Capital Trust V (filed with Form S-3, File
             No. 333-58820, effective April 24, 2001, as Exhibit 25-E-3).

---------------

* Previously filed and incorporated herein by reference thereto.